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                                                                 Exhibit 4(b)(2)

                            SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of September 30, 1998 among Imperial Holly Corporation, a Texas corporation (the "Company"), the subsidiaries of the Company listed on the signature pages thereof (collectively, the "Guarantors"), Imperial Sugar LP, a Delaware limited partnership, Savannah Sugar LP, a Delaware limited partnership, Savannah Molasses & Specialties Company, a Delaware corporation, Ragus Holdings, Inc., a Delaware corporation, and Imperial Distributing, Inc., a Delaware corporation (each, a "New Guarantor"), each an affiliate of the Company, and The Bank of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                                  WITNESSETH

     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 22, 1997, providing for the issuance of an aggregate principal amount of $250,000,000 of 9-3/4% Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, Section 4.18 and Article 11 of the Indenture provide that under certain circumstances the Company may or must cause certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all other Guarantors and New Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor or New Guarantor,

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as such, shall have the liability for any obligations of the Company or any
Guarantor or New Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company and the New Guarantors.


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                        IMPERIAL HOLLY CORPORATION


                                        By: /s/ Hal P. Mechler
                                           -----------------------------
                                           Name:  Hal P. Mechler
                                           Title: Vice President-Accounting


                                        IMPERIAL SUGAR LP

                                        By: Savannah Molasses & Specialties
                                             Company, general partner


                                        By: /s/ J. Eric Story
                                           -----------------------------
                                           Name:  J. Eric Story
                                           Title: Treasurer


                                        SAVANNAH SUGAR LP

                                        By: Savannah Molasses & Specialties
                                             Company, general partner


                                        By: /s/ J. Eric Story
                                           -----------------------------
                                           Name:  J. Eric Story
                                           Title: Treasurer


                                        SAVANNAH MOLASSES & SPECIALTIES COMPANY


                                        By: /s/ J. Eric Story
                                           -----------------------------
                                           Name:  J. Eric Story
                                           Title: Treasurer


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                                        RAGUS HOLDINGS, INC.


                                        By: /s/ Barbara A. Steen
                                           -----------------------------
                                           Name:  Barbara A. Steen
                                           Title: Vice President


                                        IMPERIAL DISTRIBUTING, INC.


                                        By: /s/ Mary L. Burke
                                           -----------------------------
                                           Name:  Mary L. Burke
                                           Title: Sr. Vice President


                                        BANK OF NEW YORK,
                                         as Trustee


                                        By: /s/ Remo J. Reale
                                           -----------------------------
                                           Name:  Remo J. Reale
                                           Title: Assistant Vice President





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